Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Burke & Herbert Financial Services Corp. on Form S-4 of our report dated March 17, 2025 on the consolidated financial statements of Burke & Herbert Financial Services Corp. appearing in the 2024 Form 10-K of Burke & Herbert Financial Services Corp., and to the reference to us under the heading “Experts” in the proxy statement/prospectus.

/s/Crowe LLP

Washington, D.C.

January 26, 2026